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                      [SIMKIN MANAGEMENT, INC. LETTERHEAD]


VIA FAX
VIA CERTIFIED MAIL


                                       May 8, 1996

The Board of Directors
Zanart Entertainment, Inc.
7641 Burnet Avenue
Van Nuys, CA 91405

ATTENTION: Mr. Thomas Zotos, Chairman & CEO

Dear Tom:

Effective immediately, I hereby resign my position as a Director of Zanart Entertainment, Inc.

                                       Yours truly,

                                       /s/ Jacqueline Simkin

                                       Jacqueline Simkin

JS/ss